UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010 (February 22, 2010)

RETAIL VENTURES, INC.
 (Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 238-5775

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, the Compensation Committee of the Board of Directors of Retail Ventures, Inc. approved the award of 50,000 shares of Restricted Stock to James A. McGrady, Chief Executive Officer, President, Chief Financial Officer and Treasurer of Retail Ventures, Inc., and also an award of 20,000 shares of Restricted Stock to Julia A. Davis, Executive Vice President, General Counsel and Secretary of Retail Ventures, Inc., effective at the close of business on February 22, 2010. Each of the Restricted Stock awards vests 100% on February 22, 2011. In the event that (1) there is a change of control as defined in the Restricted Stock Award Agreements or (2) Mr. McGrady or Ms. Davis has a termination of service because of death, disability, or involuntary termination without cause during the period of restriction, the Restricted Stock shall vest immediately in full. Mr. McGrady and Ms. Davis may not sell, transfer, pledge, or otherwise dispose of the Restricted Stock during the period of restriction; however, they each may exercise full voting rights with respect to the Restricted Stock and in general will be entitled to receive dividends and other distributions paid with respect to the Restricted Stock during the period of restriction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: February 23, 2010

By:   /s/ James A. McGrady

James A. McGrady
Chief Executive Officer, President, Chief
Financial Officer, and Treasurer